Exhibit 99.1

FOR IMMEDIATE RELEASE

J. ALEXANDER’S HOLDINGS, INC. REPORTS RESULTS FOR

FIRST QUARTER ENDED APRIL 4, 2021;

SALES IN MARCH AND APRIL 2021 APPROACH PRE-PANDEMIC LEVELS

NASHVILLE, TN, May 18, 2021 — J. Alexander’s Holdings, Inc. (NYSE: JAX) (the “Company”), owner and operator of J. Alexander’s, Redlands Grill, Stoney River Steakhouse and Grill and other restaurants, today provided a business update and reported results for the first quarter ended April 4, 2021.

Mark A. Parkey, Chief Executive Officer of the Company, stated, “I’m excited to announce that even with restaurant capacity restrictions in many markets our sales in March 2021 reached nearly 100% of sales for March 2019 and were over 155% of sales in March 2020 when the onset of the COVID-19 pandemic occurred. Further, for April 2021, sales were over 105% of the comparable period for 2019. We’re optimistic that we will continue to build on the tremendous momentum we’ve experienced in the first few months of 2021 throughout the remainder of the year and are anxiously awaiting the day when each of our locations will once again be operating at full capacity.”

First Quarter 2021 Highlights Compared To The First Quarter Of 2020

•	Cash flow from operations for the first quarter of 2021 was $4,809,000 as compared to cash flow from operations in the first quarter of 2020 of $1,830,000.

•

Average weekly same store sales per restaurant (1) for the first quarter of 2021 were up 3.1% to $106,600 for the J. Alexander’s/Grill restaurants and up 4.0% to $75,300 for the Stoney River Steakhouse and Grill restaurants compared to the first quarter of 2020.

•

Net sales for the first quarter of 2021 were $57,375,000, up from $56,972,000 reported in the first quarter of 2020. Several factors impacted the comparability of net sales between these two quarters as follows:

•

Because our fiscal calendar ends on the Sunday closest to December 31st, fiscal 2020 contained 53 weeks, which included two New Year’s Eve holidays with one being in the first quarter and the other falling in the fourth quarter of 2020. As such, fiscal 2020’s first quarter contains the benefit of a New Year’s Eve holiday, traditionally one of the Company’s strongest sales weeks of the year, while the first quarter of fiscal 2021 does not include the benefit of that holiday. Management estimates that net sales in the first quarter of 2021 would have been approximately $650,000 higher if it had included the benefit of the New Year’s Eve week.

•

During February 2021, beginning on Valentine’s Day and lasting throughout the week that followed, the country experienced severe winter weather which resulted in the Company’s restaurants being closed for 54 days across several markets. Management estimates that the impact of these winter storms cost us approximately $500,000 in lost net sales for the first quarter of 2021.

•

In mid-March 2020 at the onset of novel coronavirus (“COVID-19”) pandemic, the Company was forced to close its restaurants for dine-in service due to governmental restrictions and shifted its business platform entirely to a carry-out model. The last two weeks of the first quarter of fiscal 2020 were severely impacted, with sales levels of approximately 15% of the prior year sales. The first quarter of 2021 continued to be impacted by government-imposed capacity restrictions at varying levels throughout the quarter as well, ending the quarter at approximately 75% capacity company-wide.

•

Income from continuing operations before income taxes totaled $3,162,000 for the first quarter of 2021. This compares to a loss from continuing operations before income taxes of $18,979,000 in the first quarter of 2020, which included a goodwill impairment charge of $15,737,000, a fixed asset impairment charge associated with the closure of one restaurant of $689,000, approximately $2,050,000 in charges related to continuing benefits and emergency sick leave pay for furloughed team members, and the impact of transaction expenses of $689,000. The first quarter of 2021 was not impacted by impairment charges and included only approximately $80,000 of expense related to emergency and other sick leave benefits and $46,000 of transaction expenses related to the ongoing evaluation of strategic alternatives. The first quarter of 2021 did include $445,000 of pre-opening expenses related to the opening of one restaurant as compared to pre-opening expenses of only $19,000 in the first quarter of 2020.

•	Results for the first quarter of 2021 included income tax expense of $367,000 compared to an income tax benefit of $1,387,000 in the first quarter of 2020.

•	Net income for the first quarter of 2021 totaled $3,390,000 compared to a net loss of $17,644,000 in the first quarter of 2020.

•	Basic and diluted earnings per share were $0.23 for the first quarter of 2021 compared to basic and diluted loss per share of $1.20 for the first quarter of 2020.

•	Adjusted EBITDA (2) was $7,192,000 in the first quarter of 2021 compared to $1,964,000 in the first quarter of 2020.

•	Restaurant Operating Profit Margin (3) was 15.7% in the first quarter of 2021 compared to 5.3% for the first quarter of 2020.

•	Food and beverage costs as a percentage of net sales in the first quarter of 2021 were 29.8% compared to 32.6% in the first quarter of 2020.

As previously disclosed, the Company has been experiencing positive trends in its sales recovery during 2021. Net sales in January, February and March 2021 reached approximately 75%, 85% and 155%, respectively, of sales experienced in the comparable periods of 2020. For the full first quarter of 2021, net sales were nearly 90% of 2019’s first quarter sales and were just over 100% of 2020’s first quarter sales. Off-premise sales continued to represent a meaningful portion of the Company’s business during the first quarter of 2021 as well, comprising approximately 16% of total net sales for the quarter, which represents approximately $720,000 on average weekly off-premise sales. Sales results for the first quarter of 2021 were aided by a price increase and packaging fee on carry-out orders both implemented in the second half of 2020.

Chief Executive Officer’s Comments

“At the end of the first quarter of 2021, we successfully opened our first ground-up build of a Redlands Grill in San Antonio, TX in the La Cantera Heights retail and commercial center, with sales in its opening week of operations well surpassing our original expectations. We are extremely encouraged by the reception we’ve received from our guests in La Cantera Heights over the past month and are optimistic that this location will continue to thrive in the weeks, months and years ahead. We believe this successful opening foretells strong consumer demand in 2021 for the polished dining experience that we provide to our guests,” stated Parkey.

“Our input costs for the first quarter of 2021 were manageable. While we’re closely watching the input costs of our commodities in light of recent inflation, we believe that if pricing pressure on beef, seafood or other items narrows our margins in 2021, we have the room to take price increases on certain menu items if needed.” Parkey continued, “However, we also believe we can continue to manage our food and beverage costs through our extensive feature program and with active menu and recipe management.”

Parkey further noted, “As states and cities continue to ease capacity restrictions and the warmer spring and summer weather allows for more comfortable outdoor dining, we believe our guests will return even more frequently to enjoy the experience of dining with us, while continuing to enjoy the convenience of our carry-out offerings. While our first quarter results and our new restaurant opening exceeded our own expectations, we have learned to take nothing for granted over the last year. As we emerge from the pandemic, we will continue to strive to make every guest a loyal regular and maintain the level of hospitality that our loyal regulars have come to expect.”

Liquidity and Business Update

As of April 4, 2021, the Company’s cash and cash equivalents totaled $15,250,000, and total outstanding indebtedness was $14,333,000, including $11,000,000 outstanding on the Company’s lines of credit facilities. On April 30, 2021, the Company voluntarily repaid $6,000,000 on its outstanding lines of credit. As of May 16, 2021, the Company has available capacity under its various revolving lines of credit totaling $31,000,000. The Company was in compliance with all required debt covenants as of April 4, 2021, and expects to be in compliance with its financial covenants for at least the next twelve months and to continue to meet conditions required to access its lines of credit.

As of May 16, 2021, the Company had cash on hand of approximately $13,400,000.The Company anticipates that, based on current business levels, it will have adequate liquidity for fiscal 2021 from operating cash flows and available borrowings. Further, as of the date of this release the Company’s restaurants were operating at approximately 85% capacity.

Restaurant Development

The Company recently began construction of a new J. Alexander’s Restaurant in Madison, AL, which is expected to open early in the fourth quarter of 2021.

2021 Outlook

The Company is not providing guidance for fiscal 2021 in light of the ongoing evaluation of strategic alternatives and the continuing uncertainty surrounding governmental restrictions on restaurant capacity.

(1)

Average weekly same store sales per restaurant is computed by dividing total restaurant same store sales for the period by the total number of days all same store restaurants were open for the period to obtain a daily sales average. The daily same store sales average is then multiplied by seven to arrive at average weekly same store sales per restaurant. Days on which restaurants are closed for business for any reason other than scheduled closures on Thanksgiving and Christmas are excluded from this calculation. Sales and sales days used in this calculation and amounts of other “same store” figures in this release include only those for restaurants in operation at the end of the period which have been open for more than 18 months. Revenue associated with reduction in liabilities for gift cards, which is recognized in proportion to guest redemptions based on historical redemption rates and commonly referred to as gift card breakage, is not included in the calculation of average weekly same store sales per restaurant. Average weekly same store sales are computed from sales amounts that have been determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

(2)

Please refer to the financial information accompanying this release for our definition of the non-GAAP financial measure Adjusted EBITDA and a reconciliation of net income (loss) to Adjusted EBITDA. Management uses Adjusted EBITDA to evaluate operating performance and the effectiveness of its business strategies.

(3)

Restaurant Operating Profit Margin is the ratio of Restaurant Operating Profit, a non-GAAP financial measure, to net sales. Please refer to the financial information accompanying this release for our definition of the non-GAAP financial measure Restaurant Operating Profit and a reconciliation of operating income (loss) to Restaurant Operating Profit. Management uses Restaurant Operating Profit to measure operating performance at the restaurant level.

About J. Alexander’s Holdings, Inc.

J. Alexander’s Holdings, Inc. is a collection of restaurants that focus on providing high-quality food, outstanding professional service and an attractive ambiance. The Company presently operates 47 restaurants in 16 states. The Company has its headquarters in Nashville, TN.

For additional information, visit www.jalexandersholdings.com

Forward-Looking Statements

This press release issued by J. Alexander’s Holdings, Inc. contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future, including the impact of the COVID-19 pandemic on our operations, operating restaurants at increased capacity, consumer demand, our sales and off-premise sales, cash position, liquidity, input costs, financial results, compliance with financial covenants in our loan agreement, borrowing availability, our ability to manage through the COVID-19 pandemic, and our ongoing evaluation of strategic alternatives. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and other events and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including the health and financial effects of the COVID-19 pandemic; availability of effective vaccines and treatments for COVID-19 including any new variants; government restrictions on indoor and outdoor dining and the Company’s ability to operate its restaurants at normal capacities, and thereafter to reestablish and maintain satisfactory guest count levels and maintain or increase sales and operating margin in its restaurants under varying economic conditions; the effect of higher commodity prices, unemployment and other economic factors on consumer demand; increases in food input costs or product shortages and the Company’s response to them; the Company’s ability to obtain access to additional capital as needed; the Company’s ability to comply with financial covenants under its loan agreement with its lender and to access available borrowing capacity; the impact of any impairment of our long-lived assets, including tradename; the number and timing of new restaurant openings and the Company’s ability to operate them profitably; competition within the casual dining industry and within the markets in which our restaurants are located; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of third parties, including government agencies; changes in laws, including possible changes in the federal minimum wage rates; the Company’s evaluation of strategic alternatives; as well as other risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2021, as amended on April 29, 2021, and subsequent filings. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

J. Alexander’s Holdings, Inc.

Jessica Hagler

Chief Financial Officer

(615) 269-1900

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited in thousands, except per share amounts)

	Quarter Ended
	April 4, 2021	March 29, 2020
Net sales	$57,375	$56,972
Costs and expenses:
Food and beverage costs	17,087	18,567
Restaurant labor and related costs	16,675	20,338
Depreciation and amortization of restaurant property and equipment	2,883	3,094
Other operating expenses	11,722	11,954

Total restaurant operating expenses	48,367	53,953
Transaction expenses	46	689
General and administrative expenses	5,153	4,740
Goodwill impairment charge	—	15,737
Long-lived asset impairment charges and restaurant closing costs	3	689
Pre-opening expense	445	19

Total operating expenses	54,014	75,827

Operating income (loss)	3,361	(18,855)
Other income (expense):
Interest expense	(153)	(116)
Other, net	(46)	(8)

Total other expense	(199)	(124)

Income (loss) from continuing operations before income taxes	3,162	(18,979)
Income tax (expense) benefit	(367)	1,387
Income (loss) from discontinued operations, net	595	(52)

Net income (loss)	$3,390	$(17,644)

Basic earnings (loss) per share:
Income (loss) from continuing operations, net of tax	$0.19	$(1.20)
Income (loss) from discontinued operations, net	0.04	(0.00)

Basic earnings (loss) per share	$0.23	$(1.20)

Diluted earnings (loss) per share:
Income (loss) from continuing operations, net of tax	$0.19	$(1.20)
Income (loss) from discontinued operations, net	0.04	(0.00)

Diluted earnings (loss) per share	$0.23	$(1.20)

Weighted average common shares outstanding:
Basic	14,757	14,695
Diluted	14,860	14,695

Note: Per share amounts may not sum due to rounding.

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

as a Percentage of Net Sales (Unaudited)

	Quarter Ended
	April 4, 2021	March 29, 2020
Net sales	100.0%	100.0%
Costs and expenses:
Food and beverage costs	29.8	32.6
Restaurant labor and related costs	29.1	35.7
Depreciation and amortization of restaurant property and equipment	5.0	5.4
Other operating expenses	20.4	21.0

Total restaurant operating expenses	84.3	94.7
Transaction expenses	0.1	1.2
General and administrative expenses	9.0	8.3
Goodwill impairment charge	—	27.6
Long-lived asset impairment charges and restaurant closing costs	0.0	1.2
Pre-opening expense	0.8	0.0

Total operating expenses	94.1	133.1

Operating income (loss)	5.9	(33.1)
Other income (expense):
Interest expense	(0.3)	(0.2)
Other, net	(0.1)	(0.0)

Total other expense	(0.3)	(0.2)

Income (loss) from continuing operations before income taxes	5.5	(33.3)
Income tax (expense) benefit	(0.6)	2.4
Income (loss) from discontinued operations, net	1.0	(0.1)

Net income (loss)	5.9%	(31.0)%

Note: Certain percentage totals do not sum due to rounding.

J. Alexander’s Holdings, Inc. and Subsidiaries

Other Financial and Performance Data (Unaudited)

	Quarter Ended
	April 4, 2021	March 29, 2020
Other Financial and Performance Data:

Adjusted EBITDA(1) (in thousands)	$7,192	$1,964
As a % of net sales	12.5%	3.4%

All Stores Basis Operating Metrics:
Average weekly sales per restaurant:

J. Alexander’s / Grill Restaurants	$105,100	$101,500
Percent change	3.5%

Stoney River Steakhouse and Grill	$75,300	$72,400
Percent change	4.0%

Average weekly guest counts:
J. Alexander’s / Grill Restaurants	(6.7)%	(15.5)%
Stoney River Steakhouse and Grill	(3.5)%	(15.3)%

Average guest check per restaurant (including alcoholic beverages):

J. Alexander’s / Grill Restaurants	$36.30	$32.99
Percent change	10.0%

Stoney River Steakhouse and Grill	$44.97	$41.77
Percent change	7.7%

Estimated inflation:
J. Alexander’s / Grill Restaurants (total food costs)	6.1%	(1.1)%
J. Alexander’s / Grill Restaurants (beef costs)	11.2%	(0.4)%

Stoney River Steakhouse and Grill (total food costs)	2.2%	(0.8)%
Stoney River Steakhouse and Grill (beef costs)	5.3%	(1.2)%

Same Store Basis Operating Metrics (2):
Average weekly same store sales per restaurant:

J. Alexander’s / Grill Restaurants	$106,600	$103,400
Percent change	3.1%

Average weekly same store guest counts:
J. Alexander’s / Grill Restaurants	(6.3)%	(14.6)%

Average same store guest check per restaurant (including alcoholic beverages):

J. Alexander’s / Grill Restaurants	$36.24	$32.92
Percent change	10.1%

(1)	See definitions and reconciliation attached.
(2)

All open locations are included in the same store base for Stoney River for the first quarter of 2021. As such, average weekly same store sales, guest counts and check averages shown above under the heading “All Stores Basis Operating Metrics” are also representative of the Same Store Basis Operating Metrics for Stoney River.

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited in thousands)

	April 4, 2021	January 3, 2021
Assets
Current assets:
Cash and cash equivalents	$15,250	$12,363
Other current assets	14,568	13,399

Total current assets	29,818	25,762

Other assets	6,215	6,195
Deferred income taxes, net	4,846	4,627
Property and equipment, net	100,494	102,188
Right-of-use lease assets, net	74,030	72,515
Tradename and other indefinite-lived intangibles	25,648	25,648
Deferred charges, net	173	184

	$241,224	$237,119

Liabilities and Stockholders’ Equity

Current liabilities	$30,936	$25,425
Long-term debt, net of portion classified as current and unamortized deferred loan costs	6,375	12,746
Long-term lease liabilities	80,005	78,968
Deferred compensation obligations	8,113	7,973
Other long-term liabilities	1,888	1,902
Stockholders’ equity	113,907	110,105

	$241,224	$237,119

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited in thousands)

	Quarter Ended
	April 4, 2021	March 29, 2020
Cash flows from operating activities:
Net income (loss)	$3,390	$(17,644)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	2,920	3,146
Equity-based compensation expense	412	455
Asset impairment charges	—	16,426
Other, net	(151)	(1,241)
Changes in assets and liabilities, net	(1,762)	688

Net cash provided by operating activities	4,809	1,830

Cash flows from investing activities:
Purchase of property and equipment	(1,496)	(1,416)
Other investing activities	(9)	(149)

Net cash used in investing activities	(1,505)	(1,565)

Cash flows from financing activities:
Proceeds from borrowings under debt agreement	—	17,000
Payments on long-term debt	(417)	(1,250)

Net cash (used in) provided by financing activities	(417)	15,750

Increase in cash and cash equivalents	2,887	16,015
Cash and cash equivalents at beginning of the period	12,363	8,803

Cash and cash equivalents at end of the period	$15,250	$24,818

Supplemental disclosures:
Property and equipment obligations accrued at beginning of the period	$879	$1,116
Property and equipment obligations accrued at end of the period	618	1,145
Cash paid for interest	152	93
Cash (refunded) paid for income taxes	(76)	30

J. Alexander’s Holdings, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

(Unaudited in thousands)

Non-GAAP Financial Measures

Within this press release, we present the following non-GAAP financial measures which we believe are useful to investors as key measures of our operating performance:

We define Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or “Adjusted EBITDA”, as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, and adding asset impairment charges and restaurant closing costs, loss on disposals of fixed assets, transaction expenses, non-cash compensation, (income) loss from discontinued operations, and pre-opening expense.

Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors because it provides information regarding certain financial and business trends relating to our operating results and excludes certain items that are not indicative of our operations. Adjusted EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of our results of operations.

We define “Restaurant Operating Profit” as net sales less restaurant operating costs, which are food and beverage costs, restaurant labor and related costs, depreciation and amortization of restaurant property and equipment, and other operating expenses. Restaurant Operating Profit is a non-GAAP financial measure that we believe is useful to investors because it provides a measure of profitability for evaluation that does not reflect corporate overhead and other non-operating or unusual costs. “Restaurant Operating Profit Margin” is the ratio of Restaurant Operating Profit to net sales

Our management uses Adjusted EBITDA and Restaurant Operating Profit to evaluate the effectiveness of our business strategies. We caution investors that amounts presented in accordance with the above definitions of Adjusted EBITDA or Restaurant Operating Profit may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP financial measures in the same manner. Adjusted EBITDA and Restaurant Operating Profit should not be assessed in isolation from, or construed as a substitute for, net income (loss) , operating income (loss) or other measures presented in accordance with GAAP.

A reconciliation of these non-GAAP financial measures to the closest GAAP measure is set forth in the following tables:

	Quarter Ended
	April 4, 2021	March 29, 2020
Net income (loss)	$3,390	$(17,644)

Income tax expense (benefit)	367	(1,387)
Interest expense	153	116
Depreciation and amortization	2,931	3,160

EBITDA	6,841	(15,755)

Transaction expenses	46	689
Loss on disposal of fixed assets	11	46
Asset impairment charges and restaurant closing costs	3	16,426
Non-cash compensation	441	487
(Income) loss from discontinued operations, net	(595)	52
Pre-opening expense	445	19

Adjusted EBITDA	$7,192	$1,964

J. Alexander’s Holdings, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

(Unaudited in thousands)

	Quarter Ended
	April 4, 2021		March 29, 2020
	Amount	Percent of Net Sales	Amount	Percent of Net Sales
Operating income (loss)	$3,361	5.9%	$(18,855)	-33.1%

General and administrative expenses	5,153	9.0%	4,740	8.3%
Transaction expenses	46	0.1%	689	1.2%
Goodwill impairment charge	—	0.0%	15,737	27.6%
Long-lived asset impairment charges and restaurant closing costs	3	0.0%	689	1.2%
Pre-opening expense	445	0.8%	19	0.0%

Restaurant Operating Profit	$9,008	15.7%	$3,019	5.3%

Note: Certain percentage totals do not sum due to rounding.